SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported): Filing: July 26, 1996 (Event: July 22, 1996)



                        Maxtor Corporation
     (Exact name of registrant as specified in its charter)

         Delaware                   0-14016            77-0123732
(State or other jurisdiction    (Commission       (I.R.S. Employer
 of incorporation)               File Number)  Identification No.)

           510 Cottonwood Drive, Milpitas, CA           95035
          (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (408) 432-1700


                   211 River Oaks Parkway, San Jose, CA
  (Former name or former address, if changed since last report)

ITEM 4.  Change in Registrant's Certifying Accountant

Effective January 11, 1996 the Registrant became a wholly owned subsidiary of Hyundai Electronics America ("HEA"). As a result of the transaction, the Board of Directors of the Registrant resolved on July 22, 1996 that Coopers and Lybrand L.L.P., the principal independent accountant of HEA, be appointed as the principle independent accountant of the registrant for the year ending December 28, 1996, replacing Ernst & Young LLP.

The reports of Ernst & Young LLP on the financial statements of the registrant for the two years ended March 30, 1996 and March 25, 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits by Ernst & Young LLP of the two most recent fiscal years of the registrant ended March 30, 1996 and March 25, 1995, there were no disagreements between the registrant and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report. Ernst & Young LLP has not audited any interim period of the registrant subsequent to March 30, 1996.

The Company has requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 26, 1996, is filed as an exhibit to this Form 8-K.


ITEM 8.  Change in Fiscal Year

On July 22, 1996, the Registrant resolved to change its fiscal year end to be consistent with the year end of the Registrant's parent, Hyundai Electronics America ("HEA"). The fiscal year end will change from the last Saturday of March, the date used in the Registrant's most recent filing with the Securities and Exchange Commission, to the last Saturday of December conforming to its 52/53-week year methodology. For calendar year 1996, the fiscal year will end on December 28.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Maxtor Corporation

                                By:  /s/ Nate Kawaye
                                   Nathan Kawaye
                                   Vice President, Finance, and
                                   Chief Financial Officer

Dated:  July 26, 1996